EXH
[NOTC]
John P. Aldrich, Esq.
Nevada Bar No. 6877
ALDRICH LAW FIRM, LTD.
1601 S. Rainbow Blvd., Suite 160
Las Vegas, Nevada 89146
Tel: (702) 853-5490
Fax: (702) 227-1975
jaldrich@johnaldrichlawfirm.com

Steven J. Purcell, Esq.
Justin G. Sherman, Esq.
LEVI & KORSINSKY LLP
30 Broad Street, 24th Floor
New York, New York 10004
Tel: (212) 363-7500
Fax: (212) 363-7171
spurcell@zlk.com (Admitted *Pro Hac Vice)*
jsherman@zlk.com (Admitted *Pro Hac Vice*)

Attorneys for Plaintiff

DISTRICT COURT

CLARK COUNTY, NEVADA

ALBERT PERRON, derivatively on behalf of CHINA ARMCO METALS, INC., Plaintiff, v. KEXUAN YAO, WEIGANG ZHAO, WEIPING SHEN, WILLIAM THOMPSON, JINPING (K.P.) CHAN, andTAO PANG, Defendants, and CHINA ARMCO METALS, INC., Nominal Defendant.	Case No. A-13-679151-C Dept No. XI NOTICE OF PROPOSED SETTLEMENT OF DERIVATIVE ACTION EXHIBIT A TO [PROPOSED] FINAL JUDGMENT AND ORDER OF DISMISSAL WITH PREJUDICE

TO: ALL PERSONS OR ENTITIES WHO HOLD SHARES OF COMMON STOCK IN CHINA ARMCO METALS, INC. ("CHINA ARMCO" OR THE "COMPANY"), EITHER OF RECORD OR BENEFICIALLY, AS OF ________MARH 2, 2016 THROUGH AND INCLUDING THE PRESENT

PLEASE TAKE NOTICE that the above-captioned shareholder derivative action (the "Action") is being settled and the parties have entered into a Stipulation of Settlement dated November 18, 2015 (the "Stipulation"). The terms of the Settlement set forth in the Stipulation include: (i) the adoption and implementation of a variety of corporate governance measures relating to the underlying issues in the Action involving the Company's practices and procedures concerning the issuance of equity awards and public disclosures; and (ii) Defendants' payment of Plaintiff's Counsel's attorneys' fees and expenses in the amount of $100,000.

IF YOU ARE A CURRENT OWNER OF CHINA ARMCO COMMON STOCK, YOUR RIGHTS MAY BE AFFECTED BY PROCEEDINGS IN THE LITIGATION

On April 21, 2016 at 8:30 a.m. a hearing (the "Hearing") will be held before the Court in the Regional Justice Center, Department XI, 200 Lewis Avenue, Las Vegas, Nevada, 89155, to determine: (i) whether the dismissal of the Action, pursuant to the Stipulation, should be approved by the Court and a final judgment entered; (ii) if the Court approves the Settlement and enters such final judgment, whether the Court should grant the application of Plaintiff's Counsel for an award of attorneys' fees and expenses to be paid by the Company or its successor(s) and/or its insurance carrier; and (iii) such other matters as will properly come before the Court.

Any shareholder of China Armco that objects to the Settlement of the Action shall have a right to appear and to be heard at the Hearing, provided that he or she was a shareholder of record as of March 2, 2016. Any shareholder of China Armco who satisfies this requirement may enter an appearance through counsel of their choosing at their own expense or may appear on their own. However, no shareholder of China Armco shall be heard at the Hearing unless no later than 14 days before the date of the Hearing, the shareholder has filed with the Court and delivered to

counsel for the Settling Parties a written notice of objection, their grounds for opposing the Settlement, and proof of both their status as a shareholder and the dates of stock ownership in China Armco. Only shareholders who have filed and delivered valid and timely written notices of objection will be entitled to be heard at the Hearing unless the Court orders otherwise.

CURRENT CHINA ARMCO SHAREHOLDERS WHO HAVE NO OBJECTION TO THE SETTLEMENT DO NOT NEED TO APPEAR AT THE HEARING OR TAKE ANY ACTION

If you wish to object to the Settlement, you must file a written objection setting forth the grounds for such an objection with the Court on or before April 7, 2014, with service on the following parties:

Steven J. Purcell
Justin G. Sherman
Levi & Korsinsky LLP
30 Broad Street, 24th Floor
New York, NY 10004
Telephone: (212) 363-7500

Counsel for Plaintiff

David J. Merrill
10161 Park Run Drive, Suite 150
Las Vegas, Nevada 89145
Telephone: (702) 566-1935

Counsel for Nominal Defendant China Armco Metals, Inc.

Mark David Hunter
Hunter Taubman Weiss LLP
255 University Drive
Coral Gables, Florida 33134
Telephone: (305) 629-8877

Counsel for Defendants Kexuan Yao, William Thomson, Weiping Shen, Jinping (K.P.) Chan, and Tao Pang

This Notice summarizes the Stipulation. You may inspect the Stipulation on the Court's website, and may inspect the Stipulation and other papers at the District Court Clerk's Office, 200 Lewis Avenue, Las Vegas, Nevada 89155-1160.

IF YOU HAVE ANY QUESTIONS CONCERNING THIS NOTICE, THIS ACTION, THE PROPOSED SETTLEMENT OR THE HEARING, YOU SHOULD RAISE THEM WITH

YOUR OWN COUNSEL OR DIRECT THEM TO PLAINTIFF'S COUNSEL IN THIS ACTION, AT THE ADDRESS SET FORTH ABOVE. PLEASE DO NOT CONTACT THE COURT OR THE CLERK OF THE COURT.

BY ORDER OF THE DISTRICT COURT
FOR CLARK COUNTY, NEVADA